ISIN: CA1488871023
CUSIP: 148887102

NUMBER/NUMÉRO

GC4313892

SHARES/ACTIONS

12345678901**********

catamaran

INCORPORATED UNDER THE YUKON BUSINESS CORPORATIONS ACT
CONSTITUÉE SOUS L'AUTORITÉ DE LA LOI SUR LES SOCIÉTÉS COMMERCIALES DU YUKON

This certifies that / Les présentes attestent que

** PROOF **

* PROOF * GC4313892 * CA1488871023 * 12345678901 COMMON SHARES ACTIONS ORDINAIRES * CATAMARAN CORPORATION * PROOF * GC4313892 * CA1488871023 * 12345678901 COMMON SHARES ACTIONS ORDINAIRES * CATAMARAN CORPORATION * PROOF * GC4313892 * CA1488871023 * 12345678901 COMMON SHARES ACTIONS ORDINAIRES * CATAMARAN CORPORATION * PROOF * GC4313892 * CA1488871023 * 12345678901 COMMON SHARES ACTIONS ORDINAIRES * CATAMARAN CORPORATION * PROOF * GC4313892 * CA1488871023 * 12345678901 COMMON SHARES ACTIONS ORDINAIRES * CATAMARAN CORPORATION * PROOF * GC4313892 * CA1488871023 * 12345678901 COMMON SHARES ACTIONS ORDINAIRES * CATAMARAN CORPORATION * PROOF * GC4313892 * CA1488871023 * 12345678901 COMMON SHARES ACTIONS ORDINAIRES * CATAMARAN CORPORATION * PROOF * GC4313892 * CA1488871023 * 12345678901 COMMON SHARES AC

is the registered holder of / est le détenteur inscrit de

12345678901

* PROOF * GC4313892 * CA1488871023 * 12345678901 COMMON SHARES ACTIONS ORDINAIRES * CATAMARAN CORPORATION * PROOF * GC4313892 * CA1488871023 * 12345678901 COMMON SHARES ACTIONS ORDINAIRES * CATAMARAN CORPORATION * PROOF * GC4313892 * CA1488871023 * 12345678901 COMMON SHARES ACTIONS ORDINAIRES * CATAMARAN CORPORATION * PROOF * GC4313892 * CA1488871023 * 12345678901 COMMON S

CATAMARAN CORPORATION
COMMON SHARES

transferable only on the books of the Corporation upon surrender of this Certificate properly endorsed by the holder hereof in person or by attorney. This Certificate shall not become valid until countersigned by the Transfer Agent and registered by the Registrar of the Corporation.

IN WITNESS WHEREOF the Corporation has caused this Certificate to be signed by the facsimile signature of its duly authorized officers.

CORPORATION CATAMARAN
ACTIONS ORDINAIRES

transférables seulement aux livres de la société sur remise de ce certificat dûment endossé par le détenteur personnellement ou par son procureur. Ce certificat ne deviendra valide qu'après avoir été contresigné par l'agent des transferts et enregistré par l'agent chargé de la tenue des registres de la société.

EN FOI DE QUOI la société a fait signer ce certificat par le facsimilé de la signature de ses dirigeants dûment autorisés.

Date / Le: JANUARY 29, 2013

President and Chief Executive Officer
Président et chef de la direction

Chief Financial Officer
Chef de la direction financière

Countersigned and Registered
CIBC Mellon Trust Company
Transfer Agent and Registrar or
Computershare Shareowner Services LLC
Co-Transfer Agent and Registrar

Contresigné et Enregistré
Compagnie Trust CIBC Mellon
Agent des Transferts et Agent chargé ou
Computershare Shareowner Services LLC
Co-agent des Transferts et Co-agent
chargé de la tenue des registres

By / Par: ____________________

Authorized signature / Signature autorisée

NEW JERSEY

The shares are transferable at the principal stock transfer office of CIBC Mellon Trust Company in Toronto, or the offices of Computershare Shareowner Services LLC in Jersey City, NJ, New York City, NY, Canton, MA, and Pittsburgh, PA

Les actions sont cessibles au bureau de transfert principal de Compagnie Trust CIBC Mellon à Toronto, ou aux bureaux de Computershare Shareowner Services LLC à Jersey City, NJ, New York City, NY, Canton, MA, et Pittsburgh, PA

0478011 0 G PROOF - 00059826

SECURITY INSTRUCTIONS ON REVERSE — VOIR LES INSTRUCTIONS DE SÉCURITÉ AU VERSO

999999999 G4001109

4313892

SECURITY INSTRUCTIONS - INSTRUCTIONS DE SÉCURITÉ

THIS IS WATERMARKED PAPER, DO NOT ACCEPT WITHOUT NOTING WATERMARK. HOLD TO LIGHT TO VERIFY WATERMARK.

PAPIER FILIGRANÉ, NE PAS ACCEPTER SANS VÉRIFIER LA PRÉSENCE DU FILIGRANE. POUR CE FAIRE, PLACER À LA LUMIÈRE.



For value received, the undersigned hereby sell(s), assign(s) and transfer(s) unto
Valeur reçue, par les présentes le(s) soussigné(s) vend(ent), cède(nt) et transfère(nt) à

____

(**Print** name(s) of person(s) to whom the securities are being transferred and the address for the register / **Écrivez** le nom de la ou des personnes à qui les titres sont transférés et l'adresse pour le registre)

____

____ shares/ actions

(number of shares - if blank, deemed to be all / nombre d'actions - s'il n'y a rien d'écrit, la totalité est présumée)

of the Company represented by this certificate, and hereby irrevocably constitute(s) and appoint(s) CIBC Mellon Trust Company the attorney of the undersigned to transfer the said securities with full power of substitution in this matter:

de la société représentées par le présent certificat et constitue(nt) et nomme(nt) irrévocablement par les présentes Compagnie Trust CIBC Mellon fondé de pouvoir du ou des soussignés pour transférer lesdits titres avec pleins pouvoirs de substitution à cet égard:

Dated /
Fait le ____________________

Signature Guarantee(s)* / Aval des signatures*

(the transfer cannot be processed without acceptable guarantees of all signatures / le transfert ne peut être effectué sans un aval acceptable de chaque signature)

Transferor(s) Signature(s)* / Signature du ou des cédants*

____

____

____

* For transfers signed by the registered holder(s), their signature(s) must correspond with the name(s) on the certificate in every particular, without any changes.
In addition, every signature must be **Signature Guaranteed** by a Canadian Schedule 1 chartered bank, a major trust company in Canada, or a member of one of the recognized medallion programs - Securities Transfer Agents Medallion Program (STAMP), Stock Exchanges Medallion Program (SEMP) or New York Stock Exchange, Inc. Medallion Signature Program (MSP).

* Pour les transferts signés par le ou les détenteurs inscrits, chaque signature doit correspondre exactement au nom ou aux noms sur le certificat, sans aucun changement.
Aussi, chaque signature doit être **avalisée** par une banque à charte de l'annexe 1 canadienne, une importante société de fiducie au Canada, ou un membre de l'un des programmes reconnus Medallion - Securities Transfer Agents Medallion Program (STAMP), Stock Exchanges Medallion Program (SEMP) ou New York Stock Exchange, Inc. Medallion Signature Program (MSP).